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                                                                     Exhibit l.3
BELL, BOYD & LLOYD LLC
                                              Three First National Plaza
                                              70 West Madison Street, Suite 3300
                                              Chicago, Illinois 60606-4207
                                              312.372-1121   Fax 312.372-2098

                                              Offices in Chicago and
                                              Washington D.C.

                                December 19, 2002

     As counsel for Nuveen Quality Preferred Income Fund 3 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 333-100761 and 811-21242) on December 17, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            /s/ Bell, Boyd & Lloyd LLC